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VARIABLE
SETTLEMENT
AGREEMENT



EquiTrust Life Insurance Company, referred to in this agreement as "we, our, us or the Company", will pay the benefits of this agreement subject to all of its terms.

This agreement supplements the original policy. Unless otherwise stated, terms used in this agreement have the same meaning as such terms when used in the original policy.

The provisions on the following pages are a part of this agreement.

PAYMENTS MADE FROM FUNDS ALLOCATED TO THE SEPARATE ACCOUNT ARE BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT AND MAY INCREASE OR DECREASE DAILY. THESE PAYMENTS ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS.





EquiTrust
Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266-5997                     [LOGO]

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

EquiTrust
Life Insurance Company
West Des Moines, Iowa                           [LOGO]

NAME OF PRIMARY PAYEE                               SOC. SEC. NO.:                BIRTH DATE
    /     /    /     -------------------------------              ---------------
---- ----- ----

JOINT PAYEE (IF APPLICABLE)                         SOC. SEC. NO.:                BIRTH DATE
    /    /    /            -------------------------              ---------------
---- ---- ----

PAYMENT DATES:
   1. If from an existing Variable Annuity, enter date here _____________.
      (Payments cannot be made on the 29th, 30th or 31st of the month.)

   2. If from a new Variable Annuity, payments will begin 30 days from the issue date of the Variable Annuity, unless this day is the 29th, 30th or 31st of the month, in which case payments will begin on the first business day of the following month. If you want a date later than indicated above you may enter a specific payment date here
      _______. (Payments cannot be made on the 29th, 30th or 31st.)


SETTLEMENT ELECTION FOR POLICY NO.                       AS FOLLOWS:
                                  -----------------------
/ /  OPTION 3 LIFE WITH PERIOD  CERTAIN - Payments are made for the lifetime of the Primary
              Payee, but not less than the specified period of time chosen.  Pay in ____________
              (annual, semi-annual, quarterly, monthly) installments with payments for _____
              years certain. The assumed interest rate is 5.00%.

/ /  OPTION 7 JOINT AND 100% TO  SURVIVOR - Payments are made at 100% while either payee is living. Payments cease at the death of the last payee.  Monthly is the only payment frequency available. The assumed interest rate is 5.00%.

CONTINGENT PAYEES: (THIS AREA TO BE COMPLETED ONLY IF DIFFERENT THAN BENEFICIARIES LISTED IN
POLICY)

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     Final Payee shall be the executors, administrators or assigns of the last Payee to die.

ALLOCATION OF INITIAL PROCEEDS
The amount is to be allocated to the appropriate subaccount or fixed interest option as follows:

EquiTrust - Blue Chip            ____%         T. Rowe Price - New America Growth   ____%
EquiTrust - Value Growth         ____%         T. Rowe Price - Pers. Strategy Bal.         ____%
EquiTrust - High Grade Bond      ____%         Dreyfus - Cap. Apprec.               ____%
EquiTrust - High Yield Bond      ____%         Dreyfus - Disc. Stock                ____%
EquiTrust - Money Market         ____%         Dreyfus - Growth & Inc.              ____%
T. Rowe Price - Intl. Stock      ____%         Dreyfus - Int'l Equity               ____%
T. Rowe Price - Mid-Cap Growth   ____%         Dreyfus - Small Cap                  ____%
T. Rowe Price - Equity Income    ____%         Fixed Interest Option                ____%



If any portion is to be allocated to a particular subaccount or fixed interest option, that portion must be at least 10%. All percentage allocations must be in whole numbers and not fractions.

EquiTrust Life Insurance Company agrees to retain the proceeds,  which are now payable under the policy, and apply such proceeds in the manner described in the agreement.  Payments to the
Payee(s) named herein will be subject to all the provisions of the agreement and the policy.

EXCEPT FOR ANY AMOUNTS ALLOCATED TO THE FIXED INTEREST OPTION, SUBSEQUENT PAYMENTS ARE BASED ON
THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT WHICH MAY INCREASE OR DECREASE DAILY.
SUBSEQUENT PAYMENTS ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.
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TRANSFER BETWEEN PORTFOLIOS                                               Yes       No
I authorize transfers between the subaccounts upon instruction from       / /       / /
any person by telephone. If neither box is checked, the telephone privilege will be provided.

Once payments begin, no part of the proceeds in the subaccounts may be transferred to or from the Fixed Interest Option.
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FEDERAL TAX WITHHOLDING
IRS regulations may require that we withhold income taxes from your payments unless you instruct us not to. Certain states also require that we withhold state income tax when federal income tax is being withheld. Please select one of the following options:


/ / I elect NOT to have federal income tax withheld from my payments. I understand that I am liable for any federal income tax on these payments and that penalties for insufficient withholding could apply.
/ / I elect that you withhold $___________, or ______ % each month.
/ / I elect to have federal income tax withheld from my payments using the number of allowances and marital status entered below:
    Number of Allowances____    Marital Status: / / Married  / / Single
    If this calculation indicates no withholding, please withhold the amount of $______________.
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PAYMENT ARRANGEMENTS--SELECT ONLY ONE OF THE FOLLOWING:
/ / Check to Owner
/ / Check to Payee, if different from owner
/ / Check to Special Payee
/ / Automatic Deposit (if this arrangement is elected, please complete authorization below)
    I hereby authorize EquiTrust Life Insurance Company to make deposits to my account and for the Financial Institution named below to accept those deposits. I also authorize EquiTrust
    Life Insurance Company to make withdrawals from my account, if necessary, to correct an incorrect deposit amount, and for the Financial Institution to accept such withdrawals.

    EquiTrust will complete account Number and ABA Transit Numbers from the voided check attached below.  This authority is to remain in full force until EquiTrust has written notification from me of its termination in such time and in such manner as to afford
    EquiTrust a reasonable opportunity to act on it.

     ACCOUNT INFORMATION:  / / Checking  / / Savings      Account
     Number___________________________________
     Financial Institution Name:________________________________________________________________
     Address________________________________________ City____________________State______________
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                                 PLEASE ATTACH VOIDED CHECK HERE

ACKNOWLEDGEMENT
PLEASE REVIEW THE FOLLOWING INFORMATION AND SIGN BELOW.

I understand that I may not make partial withdrawals from the contract at any time.

I understand that the only money I will receive from the contract is the annuity income payments or, if surrendered, any payments remaining in the term certain, subject to the terms of the contract.

I understand that the annuity income payments will fluctuate, increasing or decreasing, depending upon the performance of the investment options I have chosen.

A Company registered representative has asked about my financial situation, investment objectives, risk tolerance, health and my income needs.

I (We) certify that ALL of the above are true.

------------------------------------                 ------------------------------------                 ---------------------
Primary Payee (Please Print)                         Signature                                            Date


------------------------------------                 ------------------------------------                 ---------------------
Joint Payee/Spouse, if applicable (Please Print)     Signature                                            Date


                                                     Submitted by
------------------------------------                              -----------------------                 ---------------------
Other Required Signature, if applicable                            Agent Name                             Agent Number

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FOR HOME OFFICE USE ONLY - PLEASE DO NOT WRITE HERE












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

This agreement is a legal contract between the owner and EquiTrust Life Insurance Company.

READ THIS CONTRACT CAREFULLY

INDEX OF MAJOR CONTRACT PROVISIONS

VARIABLE SETTLEMENT ELECTION FORM........................................Page 3

SECTION 1 - DEFINITIONS..................................................Page 5
    1.1 Annuity Unit; 1.2 Effective Date; 1.3 Fixed Interest Option; 1.4
    Fund; 1.5 General Account; 1.6 Owner; 1.7 Payee(s), You or Your; 1.8 Proceeds; 1.9 SEC; 1.10 Variable Account; 1.11 Our, Us, We or the
    Company.

SECTION 2 - THE CONTRACT.................................................Page 5
    2.1 Settlement Contract; 2.2 Modification; 2.3 Misstatement of Age or
    Sex; 2.4 Assignment; 2.5 Payments During Minority; 2.6 Payments to
    Trustee; 2.7 Claims of Creditors; 2.8 Non-Segregation of Funds.

SECTION 3 - SETTLEMENT AND PAYMENT OF PROCEEDS...........................Page 6
    3.1 Payment Options; 3.2 Allocation; 3.3 Exchanges of Annuity Units;
    3.4 Surrender; 3.5 Surrender Value; 3.6 Delay of Payment; 3.7 Amount of Variable Payments; 3.8 Annuity Unit Value; 3.9 Net Investment
    Factor; 3.10 Settlement Benefit; 3.11 Minimum Amounts.

SECTION 4 - VARIABLE ACCOUNT.............................................Page 9

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SECTION 1 - DEFINITIONS
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The following section defines certain terms used in this agreement. Please refer to your original policy for definitions of other terms.

1.1 ANNUITY UNIT
is an accounting unit of measure used to calculate the amount of payments.

1.2 EFFECTIVE DATE
means the date as of which the proceeds are applied to a payment option.

1.3 FIXED INTEREST OPTION
means an option whereby payments made are based on a guaranteed interest rate equal to the assumed interest rate. The fixed interest option is supported by the general account.

1.4 FUND
means the investment options shown on page 3 of this agreement. The corresponding funds are registered with the SEC under the Investment Company Act of 1940 as open-end diversified management investment companies or unit investment trusts.

1.5 GENERAL ACCOUNT
means all our assets other than those allocated to the variable account or any other separate account. We have complete ownership and control of the general account.

1.6 OWNER
The person (or persons) who own(s) the original policy and the agreement and who is entitled to exercise all rights and privileges provided in the original policy and the agreement. The original owner(s) is shown on page 3 of this agreement.

1.7 PAYEE(S), YOU OR YOUR
means the primary payee(s), as named on page 3 of this agreement. Upon the death of the primary payee or the last survivor in a class of payees, it means any contingent payees who become payees under this agreement. The interest of any payee in a class who dies before you will pass to any survivors of the class, share and share alike, unless otherwise provided on page 3 of this agreement. If no payee in a class survives, we will pay the proceeds to the next contingent payee(s). If no contingent payee survives, we will pay the proceeds to the estate of the last payee to die.

1.8 PROCEEDS
on the effective date of this agreement means the total amount you apply to a fixed or variable payment option.

1.9 SEC
means the Securities and Exchange Commission, a U.S. government agency.

1.10 VARIABLE ACCOUNT
means the Separate Account shown on page 3 of this agreement. It is the same variable account and is subject to the same provisions as described in the original policy. It is a unit investment trust registered with the SEC under the Investment Company Act of 1940.

1.11 OUR, US, WE OR THE COMPANY
means EquiTrust Life Insurance Company.

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SECTION 2 - THE CONTRACT
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2.1 SETTLEMENT CONTRACT
This agreement, also referred to herein as the contract, the original policy and other attached papers, if any, which by this reference are made a part of this agreement, form the entire agreement.

2.2 MODIFICATION
No one can change any part of this agreement except you and one of our officers. Both must agree to a change, and it must be in writing. No agent may change this agreement or waive any of its provisions.

2.3 MISSTATEMENT OF AGE OR SEX
We have the right to reduce future payments for misstated age or sex. The total payments will never exceed the total of all payments which would have been paid had your age and sex been stated correctly.

2.4 ASSIGNMENT
Neither the payee nor the owner can assign the proceeds or the payments of this agreement to another party.

2.5 PAYMENTS DURING MINORITY
Except as provided by statute, any payments due a minor payee shall be paid to the legal guardian of such minor. Any privilege of a minor payee to withdraw or change this agreement may be exercised only through the legal guardian of such minor payee.

2.6 PAYMENTS TO TRUSTEE
Any payment made to a trustee(s) will be subject to the following:
a) Evidence of qualification of the trust must be furnished to us within 90 days of the effective date such payment is due.
b) Such payment will be made to the executor or administrator of the estate of the deceased payee if evidence of qualification is not provided within such 90 days or if such trustee(s) disclaim all right to receive such payment.

It is understood and agreed that the Company is not a party to or bound by the conditions of the trust. Payment to such trustee(s), or to the executor or administrator, if for any reason such trustee(s) does not qualify as provided herein, will be a complete discharge of the Company's obligations hereunder to the extent of the payments made. The Company will be under no further obligation to oversee administration of such payments.

2.7 CLAIMS OF CREDITORS
Payments to any payee(s) will be exempt from the claims of creditors to the maximum extent allowed by law.

2.8 NON-SEGREGATION OF FUNDS
Any proceeds held by us in the fixed interest option of this agreement may be mingled with the general funds of the Company. We will not be under any duty or requirement to segregate or separately invest the proceeds of the fixed account.

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SECTION 3 - SETTLEMENT AND PAYMENT OF PROCEEDS
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3.1 PAYMENT OPTIONS
The payment option the owner has chosen is listed on page 3 of this agreement. Under this option, payments may be made on a fixed dollar basis, a variable basis, or a combination of both.

3.2 ALLOCATION
On the effective date, the owner will determine the percentage of proceeds that will be allocated to the fixed interest option and the subaccounts. Any allocation must be for at least 10% of the proceeds. A fractional percent may not be chosen.

3.3 EXCHANGES OF ANNUITY UNITS
The owner may exchange annuity units of one subaccount for those of another on a dollar equivalent basis. However, no annuity units in the subaccounts may be exchanged for annuity units in the fixed interest option. In addition, no annuity units in the fixed interest option may be exchanged for annuity units in the subaccounts.

The following rules apply to exchanges:
a) The exchange request may be by telephone or in writing on a form acceptable to us;
b) The exchange will take effect as of the end of the valuation period during which we receive the request at our office;
c) The owner may exchange annuity units among the subaccounts an unlimited number of times in a contract year.

3.4 SURRENDER
The owner may make a full surrender under this agreement and receive the surrender value, if any, subject to the following rules:
a) The owner must send a written request to us along with such information or evidence as may be required by law or as may be needed to process the request;
b) We have the right to defer payment of a surrender from the fixed interest option for up to 6 months;
c) Upon surrender, the contract will terminate.

The owner may not make a partial withdrawal.

3.5 SURRENDER VALUE
The value payable at full surrender will be equal to:

a) the commuted value of remaining term certain payments;
MINUS
b) a commutation fee varying by contract year since the effective date of the agreement:

Contract Year              Commutation Fee
of Payment Option          (as a percent of
                           original proceeds)
---------------------------------------------
       1                          6%
       2                          5
       3                          4
       4                          3
       5                          2
       6                          1
       Thereafter                 0

The interest rate used to compute the commuted value of any unpaid payments certain will be the assumed interest rate. Each payment under a variable payment option will be assumed to be equal to the number of annuity units times the applicable annuity unit value.

3.6 DELAY OF PAYMENT
Proceeds from surrenders will usually be mailed to the owner within 7 business days after the owner's signed request is received in our home office. We have the right to delay such payment whenever:

a) the New York Stock Exchange is closed other than on customary weekends and any holiday closing;
b) trading on the New York Stock Exchange is restricted as determined by the SEC;
c) the SEC, by order, permits postponement for the protection of contract owners;
d) as a result of an emergency, as determined by the SEC, it is not reasonably possible to dispose of securities or to determine the value of the net assets of the variable account.

3.7 AMOUNT OF VARIABLE PAYMENTS
The amount of the first payment under a variable payment option is equal to:
a) the number of thousands of dollars of proceeds applied to the option;

   TIMES
b) the factor per $1,000 for the option, from the "Variable Payment Option" tables.

The amount of each later payment is equal to the number of annuity units times the applicable annuity unit value as of the end of the valuation period on the payment date selected.

3.8 ANNUITY UNIT VALUE
The number of annuity units credited under a variable payment option is equal to:

a) the amount of the first payment;
   DIVIDED BY
b) the applicable annuity unit value as of the option's effective date.

The number of annuity units remains constant. However, if you exchange annuity units among the subaccounts, the units are exchanged on a dollar equivalent basis.

The annuity unit values depend on the assumed interest rate and on the net investment factor. An annuity unit value is determined for each subaccount for each valuation period. The annuity unit value of each subaccount for its first valuation period was set at $1.00. Each annuity unit value for each later valuation period is equal to:

a) the annuity unit value for the immediately preceding valuation period;
   TIMES
b) the net investment factor for that valuation period;
   TIMES
c) the daily assumed interest factor for each day in that valuation period.

3.9 NET INVESTMENT FACTOR
The net investment factor for each subaccount for each valuation period is determined by dividing a) by b) and subtracting c) from the result, where:

a) is equal to the net asset value of the subaccount as of the end of the valuation period;
   PLUS
   the amount of all investment income and capital gains, realized or unrealized, credited to the net assets of the subaccount during the valuation period;
   MINUS
   the amount of capital losses, realized or unrealized, charged against the net assets during the valuation period;
   MINUS
   the amount charged against the subaccount for taxes, or any amount set aside during the valuation period by the company as a provision for taxes attributable to the operation or maintenance of the subaccount;
b) is equal to the net asset value of the subaccount for the immediately preceding valuation period;
   MINUS
   the amount charged against the subaccount for taxes, or any amount set aside during the valuation period by the company as a provision for taxes attributable to the operation or maintenance of the subaccount;
c) is a charge no greater than 0.0034035% of the daily net assets in the subaccount for each day in the valuation period.

The assumed interest rate in the Variable Option Tables is 5.00% per year. The daily assumed interest factor derived from an assumed interest rate of 5.00% is
0.9998663. We may also offer other assumed interest rates and other variable payment options from time to time, which may be available at the time you elect your option.

3.10 SETTLEMENT BENEFIT
While you live, we will pay you an income beginning on the effective date. If you die before all guaranteed payments have been made, any remaining amounts will be paid as shown on page 3 of this agreement.

3.11 MINIMUM AMOUNTS
We reserve the right:
a) to refuse to accept or retain an amount of proceeds of less than $5,000;
b) to refuse to make payments of less than $50 each: or
c) if payments as provided in this agreement will be less than $50 each, to make payments at less frequent intervals.

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SECTION 4 - VARIABLE ACCOUNT
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The variable account under this agreement is the same as the variable account under the original policy. We own the assets of the variable account. We will value the assets of the variable account each business day. The variable account is divided into subaccounts. The subaccounts are listed on page 3 of this agreement. The payee will determine the percentage of proceeds that will be allocated to each subaccount. The fund has several investment options each of which corresponds to one of the subaccounts of the variable account. The investment options are listed on page 3 of this agreement. Amounts allocated to a subaccount will automatically be invested in the fund investment option associated with that subaccount. The payee will share only in the income, gains or losses of the investment option(s) where shares are held.

          VARIABLE
          SETTLEMENT
          AGREEMENT

          If you have any questions concerning this agreement or if anyone suggests that you change or replace this agreement, please contact your EquiTrust agent or our home office. (515-225-5400)




EquiTrust
Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266-5997                       [LOGO]


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